UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CROSS MATCH TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-0637546
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3950 RCA Boulevard Suite 5001 Palm Beach Gardens, FL	33410
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-142443

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share (the “Common Stock”), of Cross Match Technologies, Inc. (the “Registrant”) included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registrant’s registration statement on Form S-1, which was initially filed with the Securities and Exchange Commission on April 30, 2007 (File No. 333-142443), as amended (including any subsequent amendments, the “Registration Statement”), is incorporated by reference into this registration statement. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

Not applicable.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROSS MATCH TECHNOLOGIES, INC.

Date: August 6, 2007	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Secretary